Exhibit 99.1
FOR IMMEDIATE RELEASE
Optelecom-NKF, Inc., Reports Third Quarter 2006 Financial Results
GERMANTOWN, MD/November 3, 2006/PRNewswire-FirstCall — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global provider of advanced IP-video network solutions, today announced its financial results for the third quarter ended September 30, 2006.
Revenues for the quarter totaled $10.1 million, an increase of 8% compared to the same quarter last year, and a sequential increase of 13% over the quarter ended June 30, 2006. Consolidated gross profit improved to $6.1 million, or 60% of revenues, for the three months ended September 30, 2006. This compares to $5.5 million, or 59% of revenues, for the same quarter last year.
The Company returned to profitability reporting net income of $396,000, or $0.11 per diluted share, for the third quarter of 2006. This compared with net income of $774,000, or $0.23 per diluted share, for the third quarter of 2005. Operating income in the third quarter of 2006 declined to $1.0 million compared to $1.4 million in the same quarter last year.
Operating expenses were $5.1 million for the quarter ended September 30, 2006, compared to $4.1 million in the third quarter of 2005, an increase of $1.0 million or 26%. The increase comes from several areas including additional personnel, costs in the sales and engineering functions, and stock and incentive compensation costs.
Edmund Ludwig, Optelecom-NKF’s President and CEO, commented, “I am pleased to report our return to profitability in the third quarter. Revenues increased as our sales team showed improved effectiveness during the quarter including a project with one of the world’s largest transit authorities in Beijing, China. Our gross margins moved back to the levels we have more characteristically reported since 2001.”
“We are seeing a solid trend toward market acceptance of Siqura™, our cornerstone technology platform for building integrated IP networked surveillance systems. We expect IP video solutions sales to be a key driver of our future growth. Building on these trends, we continue to upgrade our engineering capabilities and sales channels.”
About Optelecom-NKF, Inc.
Optelecom-NKF, Inc., is a global supplier of network video equipment, including video servers, Ethernet switches, fiber optic systems, and video management software. It delivers complete solutions for traffic management and security in airports, seaports, public transport, public space, industry parks, and buildings.
Founded in 1972, the Company’s R&D centers have accumulated extensive knowledge of fiber optic and IP/Ethernet network technologies. Optelecom-NKF supplies top-quality equipment and is committed to providing its customers with expert technical advice and support. All products are developed and tested for LAN and WAN applications.
Optelecom-NKF has offices in the US, the Netherlands, France, Spain, the UK, and Singapore, and expertise centers in the US and Europe.

Forward-Looking Statements
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, among others: the ability of Optelecom-NKF to successfully operate the former NKF Electronics; the ability of the Company to develop and market products and communication solutions for the video surveillance, transportation, and business video markets; lack of reliable vendors, service providers, and outside products; unforeseen changes in competing technologies and products; worldwide economic variances; poor or delayed research and development results; and disparities between forecast and realized sales results. Other important factors that could cause actual results to differ materially are included but are not limited to those listed in Optelecom-NKF’s periodic reports and registration statements filed with the Securities and Exchange Commission. Optelecom-NKF does not assume any obligation to update information concerning its expectations.
Investor inquiries should be directed to Mr. Rick Alpert at 301-948-7872.

OPTELECOM-NKF, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2006 and DECEMBER 31, 2005

	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,471,069	$3,046,353
Accounts and contracts receivable, net of allowance for doubtful accounts of $793,786 and $603,035	8,566,991	6,731,373
Inventories, net	5,079,369	4,212,652
Deferred tax asset—current	571,702	820,830
Prepaid expenses and other current assets	787,715	640,050

Total current assets	17,476,846	15,451,258
Property and equipment, at cost less accumulated depreciation of $6,075,055 and $5,338,966	2,436,228	2,677,865
Deferred tax asset—non-current	1,116,744	589,010
Intangible assets, net of accumulated amortization of $1,060,814 and $623,705	7,984,461	7,719,737
Goodwill	13,144,309	12,430,037
Other Assets	192,515	—

TOTAL ASSETS	$42,351,103	$38,867,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES Accounts payable	$2,836,493	$2,235,665
Accrued payroll	1,367,399	1,616,988
Commissions payable	298,499	539,352
Current portion of capitalized leases	72,021	72,021
Current portion of notes payable	1,947,978	1,592,978
Accrued warranty reserve	419,129	308,570
Taxes Payable	372,585	568,147
Other current liabilities	991,087	1,393,945

Total current liabilities	8,305,191	8,327,666

Notes payable	14,665,073	15,794,050
Deferred tax liability	2,405,107	2,353,500
Interest Payable	646,533	235,399
Capitalized leases	60,667	115,880
Other liabilities	242,087	287,719

Total liabilities	26,324,658	27,114,214

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.03 par value—shares authorized, 15,000,000; issued and outstanding, 3,524,498 and 3,301,414 shares as of September 30, 2006 and December 31, 2005, respectively	105,735	99,042
Additional paid-in capital	14,262,371	12,255,978
Accumulated other comprehensive loss	(342,518)	(1,818,350)
Treasury stock, 162,672 shares, at cost	(1,265,047)	(1,265,047)
Retained earnings	3,265,904	2,482,070

Total stockholders’ equity	16,026,445	11,753,693

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,351,103	$38,867,907

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30
(Unaudited)

	2006	2005

Revenues	$10,146,107	$9,358,530
Cost of goods sold	4,059,404	3,833,714

Gross profit	6,086,703	5,524,816

Operating expenses:
Engineering	1,222,000	935,087
Selling and marketing	2,020,727	1,781,845
General and administrative	1,703,052	1,187,116
Amortization of intangible	177,929	171,553

Total operating expenses	5,123,708	4,075,601

Income from operations	962,995	1,449,215
Other (expense) income:	(295,914)	(374,290)

Income before income taxes	667,081	1,074,925
Provision for income taxes	271,430	300,741

Net income	$395,651	$774,184

Basic earnings per share	$0.11	$0.24

Diluted earnings per share	$0.11	$0.23

Weighted average common shares outstanding—basic	3,503,925	3,265,820

Weighted average common shares outstanding—diluted	3,530,908	3,405,244

Net income	$395,651	$774,184
Foreign currency translation	240,163	3,325

Comprehensive income (loss)	$635,814	$777,509

OPTELECOM-NKF, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(Unaudited)

	2006	2005

Revenues	$28,648,362	$23,863,598
Cost of goods sold	12,083,051	9,862,878

Gross profit	16,565,311	14,000,720

Operating expenses:
Engineering	3,574,165	2,526,882
Selling and marketing	6,017,073	4,783,979
General and administrative	4,378,590	3,453,056
Amortization of intangible assets	449,707	452,717

Total operating expenses	14,419,535	11,216,634

Income from operations	2,145,776	2,784,086

Other (expense)	(892,353)	(791,412)

Income before income taxes	1,253,423	1,992,674

Provision for income taxes	469,588	579,844

Net income	$783,835	$1,412,830

Basic earnings per share	$0.23	$0.44

Diluted earnings per share	$0.22	$0.42

Weighted average common shares outstanding—basic	3,422,554	3,234,333

Weighted average common shares outstanding—diluted	3,565,621	3,348,113

Net income	$783,835	$1,412,830
Foreign currency translation	1,475,832	(1,273,825)

Comprehensive income (loss)	$2,259,667	$139,005